SCHEDULE 14A
                                 (Rule 14a-101)

                      INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                               Exchange Act of 1934

Filed by the Registrant  __X__

Filed by a Party other than the Registrant  ____

Check the appropriate box:
____  Preliminary proxy statement         ____  Confidential, for use of
                                                the Commission only (as
                                                permitted by Rule 14a-6(e)(2))
_X__  Definitive proxy statement
____  Definitive additional materials
____  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                      PHARMAKINETICS LABORATORIES, INC.
              (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

_X _  No fee required.
____  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which transaction applies:___________________________________________________________
      (2) Aggregate number of securities to which transaction applies:___________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ___________________________________________________________________
      (4)  Proposed maximum aggregate value of transaction:___________________
      (5)  Total fee paid:____________________________________________________
_____  Fee paid previously with preliminary materials.
_____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1) Amount Previously Paid:________________________________________
          (2) Form, Schedule or Registration Statement No.:__________________
          (3) Filing Party:__________________________________________________
          (4) Date Filed:____________________________________________________

              [LOGO]      PHARMAKINETICS LABORATORIES, INC.
                              302 WEST FAYETTE STREET
                            BALTIMORE, MARYLAND  21201


                                                   October 30, 1998
Dear Fellow Stockholder,

     Enclosed you will find the proxy statement for the stockholders' meeting to be held at our offices on Monday, November 30, 1998 at 2:00 p.m. At this meeting, we will elect representatives to the Board of Directors and approve the appointment of PricewaterhouseCoopers LLP (formerly Coopers & Lybrand) as the Company's auditors. A representative of PricewaterhouseCoopers LLP will be present at the meeting.

     As you are aware, at the last stockholders' meeting, held on April 6, 1998, stockholders voted to approve a one for five reverse stock split and this became effective with the close of business on April 17, 1998. One of the major reasons we took this step was to permit the Company to apply for a listing on the Nasdaq SmallCap Market. We applied for this listing on June 2, 1998, in the expectation that the approval process would take approximately 60 days. In fact, it took considerably longer and by the time Nasdaq had examined all of the information they requested the stock market had begun its decline and our stock had dropped to the point that the price was below the required minimum bid price of $4.00 per share. As a result, on September 2, 1998, we elected to withdraw our application. I am very disappointed by this result and very frustrated that we were unable to meet the objective we established when we recommended the reverse split. The Company intends to re-apply for listing as soon as the stock price meets the minimum bid price requirement for a period of 30 days.

     Our financial performance for the past fiscal year showed a significant improvement over the prior year, primarily as a result of the overall growth in revenues which increased by 28%. We saw strong growth in our Phase I clinical trial business conducted for large pharmaceutical companies and biotechnology firms. Our Phase III/IV Clinical Trials Management business also grew significantly. Both of these results represented meaningful progress towards our goal of broadening our business base.

     As I have discussed in previous communications, in addition to improved earnings and revenue performance, the most important event of the past fiscal year was the initiation of a strategic partnership with Aster.Cephac S.A., a French contract research organization (CRO), which is an important participant in the European market. This relationship was established in conjunction with a $5 million private placement which was completed on December 23, 1997. As this relationship develops, I expect that we will see the benefits of the partnership in terms of increased business opportunities on both sides of the Atlantic.




     We have taken advantage of the availability of new capital provided by the private placement to make significant investments in new instruments and systems. We now have four state-of-the-art LC/MS/MS analytical instruments. These instruments will allow the Company to compete more effectively in both the generic bioequivalence and bioanalytical businesses because of their ability to measure extremely low concentrations of drug with high volume throughput. We are in the process of installing and validating a new Laboratory Information Management System (LIMS) which will enhance our ability to manage laboratory data and dramatically reduce the time it takes to create final study documents after completion of laboratory analysis. Given the emphasis which our clients place on speed of study completion and meeting their schedules, these investments will be very helpful in achieving both of these requirements. In addition, we are in the process of installing and validating a new data management system for our Clinical Trials Management team. This system will permit us to compete for additional business in this attractive market.

     Each of these investments is an important part of moving the Company forward towards the successful implementation of its strategic plan.

     An additional use of these new funds was the February 5, 1998 repayment of $1.6 million in outstanding bank debt to NationsBank N.A. As a result of this elective payment, there is no bank debt on our balance sheet and our financial position is the strongest it has been in many years.

     While a great deal of work remains to be done to take maximum advantage of these new investments in order to improve the Company's profitability, I am pleased with the progress we have made both operationally and strategically during the past fiscal year.

     I would like to thank all of our stockholders, our directors and all our employees for their support during the year.

                                                   Sincerely,

                                                   /s/ James K. Leslie
                                                   ___________________
                                                   James K. Leslie
                                                   President and
                                                   Chief Executive Officer












              [LOGO]      PHARMAKINETICS LABORATORIES, INC.
                              302 WEST FAYETTE STREET
                             BALTIMORE, MARYLAND  21201
         _________________________________________________________________

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD MONDAY, NOVEMBER 30, 1998, AT 2:00 P.M.
         _________________________________________________________________

                                         AT

                           PHARMAKINETICS LABORATORIES, INC.
                                302 WEST FAYETTE STREET
                              BALTIMORE, MARYLAND  21201

     The Annual Meeting of Stockholders ("the Meeting") of PharmaKinetics Laboratories, Inc., a Maryland corporation, will be held on November 30, 1998, at 2:00 p.m., local prevailing time, at PharmaKinetics Laboratories, Inc., 302 West Fayette Street, Baltimore, Maryland 21201, to consider and vote upon:

1. The election of eight directors to serve until the next Annual Meeting of Stockholders, and until their successors are duly elected and qualified.

2. A proposal to ratify the selection of PricewaterhouseCoopers LLP, as the Company's independent auditors for the fiscal year ending June 30, 1999.

3. Any other matters that may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 28, 1998, as the date for determining stockholders of record entitled to notice of and to vote at the Meeting.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. The affirmative vote of at least a majority of all the shares voting at the Meeting in person or by proxy is required for the approval of Proposals One and Two. You are cordially invited to attend the Meeting in person. If you attend the Meeting and wish to vote in person, your proxy can be revoked at any time before it is voted.

                                   By Order of the Board of Directors,

                                   /s/ Taryn L. Kunkel
                                   ___________________
                                   Taryn L. Kunkel
                                   Secretary

October 30, 1998

              [LOGO]      PHARMAKINETICS LABORATORIES, INC.
                              302 West Fayette Street
                            Baltimore, Maryland  21201


                                 PROXY STATEMENT

                   Annual Meeting of Stockholders to be held on
                      Monday, November 30, 1998 at 2:00 P.M.


                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of PharmaKinetics Laboratories, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on November 30, 1998, and is revocable at any time prior to its exercise. In addition to solicitation by mail, proxies may be solicited by officers, directors, and regular employees of the Company personally or by telephone or facsimile transmission. The cost of soliciting proxies will be borne by the Company and may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. This proxy material is being sent to stockholders on or about October 30, 1998.


                     OUTSTANDING SHARES AND VOTING RIGHTS

     Stockholders of record at the close of business on October 28, 1998, are entitled to notice of and to vote at the Meeting. As of the close of business on that date, there were outstanding and entitled to vote 2,476,129 shares of Common Stock, $.005 par value ("Common Stock"), each of which is entitled to one vote and 833,300 shares of Class A Convertible Preferred Stock ("Preferred Stock"), each of which is entitled to two votes.

     The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting shall constitute a quorum. The affirmative vote of at least a majority of all votes cast at the meeting is required for the election of directors and for the approval of Proposal Two described herein. The members of the Board of Directors intend to vote their shares "FOR" each director nominee and "FOR" Proposal Two described herein. An abstention or broker non-vote is not included in calculating votes cast for the election of directors or the approval of Proposal Two, but is included for purposes of determining a quorum. The Company designates an individual to serve as the Inspector of Elections for purposes of tallying shares voted. The Inspector of Elections will be present at the Meeting.




                                      1

                                   ITEM ONE

                            ELECTION OF DIRECTORS

     Eight directors will be elected at the Meeting, each director to hold office until the next Annual Meeting of Stockholders and until the election and qualification of a successor. Four of these directors are elected by holders of Common Stock and Preferred Stock, voting together. Four of these directors are elected by the holders of Preferred Stock, voting as a separate class. The persons named in the enclosed proxy will vote all properly executed proxies FOR the election of the nominees named below unless authority
to vote is withheld.   The Board of Directors has no reason to believe that
any nominee herein named will be unable to serve as a director.

     The following table sets forth certain information concerning the nominees for election by holders of Common Stock and Preferred Stock, voting together. All nominees are currently directors of the Company.


                           NOMINEES FOR ELECTION

Name, Age, and Year
in which first
Elected a Director        Business Experience
------------------        -------------------
James K. Leslie           President and Chief Executive
54 (1995)                 Officer of PharmaKinetics
                          Laboratories, Inc. since July 1995;
                          Executive Vice President and Chief
                          Operating Officer of PharmaKinetics from
                          June 1995 to July 1995; President and
                          Chief Executive Officer of BioFin, Inc., a start up biotechnology company from July 1993 to June 1995; President and
                          Chief Executive Officer of SICPA
                          Industries of America from 1991 to
                          1992; and President and Chief Operating
                          Officer of Ecogen, Inc. from 1988 to
                          1990.

Roger C. Thies            Director of Hyman, Phelps and McNamara,
54 (1991)                 P.C., representing a broad range of
                          clients on legal issues concerning food, drug, medical devices, and cosmetic law and legislation since 1988; Vice
                          President and General Counsel of G.D.
                          Searle managing all of the company's
                          legal matters from 1986 to 1988.


                                      2

Name, Age, and Year
in which first
Elected a Director        Business Experience
------------------        -------------------
Thomas F. Kearns, Jr.     Retired from Bear, Stearns & Co., Inc.
62 (1995)                 in 1987; Director of Biomet, Inc., and
                          Fibrogen, Inc.; Trustee of the
                          University of North Carolina Foundation
                          and Endowment Fund.

Grover C. Wrenn           Chairman and CEO of Accent Health, Inc.,
56 (1997)                 a provider of consumer health
                          information to physician waiting rooms
                          in more than 100 media markets since
                          1996; President and CEO of Ensys
                          Environmental Products, Inc. from 1995
                          to 1996; President and CEO of Applied
                          Bioscience International from 1990 to
                          1995; Director of Strategic Diagnostics,
                          Inc. and Safety-Kleen, Inc.

     The Board of Directors recommends a vote "FOR" the election of each of these nominees.

     In addition to the foregoing nominees, the following persons have been nominated for election as directors by the holders of Preferred Stock. All nominees are currently directors of the Company.

Name, Age, and Year
in which first
Elected a Director        Business Experience
------------------        -------------------
Leslie B. Daniels         Principal of CAI Advisors & Co., an
51 (1998)                 investment company with offices in New
                          York, Montreal, London and Paris, since
                          1988; Director of IVAX Corporation from
                          December 1994 to December 1995; Chairman of the Board of Directors of Zenith
                          Laboratories, Inc., a major generic drug manufacturer from April 1990 to December
                          1994, and a Director from December 1989
                          to December 1994. Director of MIM, Inc.
                          and Aster.Cephac S.A.





                                      3

Name, Age, and Year
in which first
Elected a Director        Business Experience
------------------        -------------------
David von Kauffmann       Partner of CAI Advisors & Co., an
39 (1998)                 investment company with offices in New
                          York, Montreal, London and Paris, since
                          1989; prior to joining CAI Advisors, he
                          was an Assistant Treasurer in the
                          Special Transaction Department of
                          American Express Bank, in Copenhagen,
                          New York and London, where he analyzed
                          and structured international merger and
                          acquisition transactions, as well as
                          large export finance and corporate
                          lending transactions.  Director of
                          Aster.Cephac S.A., Radoux International,
                          Inc., and Paris Stock Exchange.

Kamal K. Midha,           Director of Drug Metabolism, Drug
C.M., Ph.D., D.Sc.        Disposition Group, University of
57(1998)                  Saskatchewan, Canada since 1979, and
                          Chief Scientific Officer of PharmaQuest
                          Limited, Bermuda, a newly established
                          Pharmaceutical  Research Corporation.
                          He serves on the Editorial Boards of
                          Pharmaceutical Research, Journal of
                          Pharmaceutical Sciences, and Xenobiotica.
                          He is Vice President of the International
                          Pharmaceutical Federation and he is an
                          Adjunct Professor of Pharmacy and
                          Associate Member of Psychiatry, University of Saskatchewan, Canada and Co-Chief of the Psychopharmacology Unit, Clinical
                          Research Center for Study of
                          Schizophrenia & Rehabilitation,
                          University of California, Los Angeles.

John J. Thebault, M.D.    Founder and Chief Executive Officer of
51 (1998)                 Aster.Cephac S.A., a CRO in France and
                          Europe specializing in providing
                          clinical pharmacology services (Phase I
                          and IIA studies) and bioanalytical
                          services to the international
                          pharmaceutical, biotechnology and
                          medical device industries, along with
                          cosmetic products testing services to
                          the international cosmetic and personal
                          care industries, since 1975.

                                      4

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and a Compensation Committee, each consisting of directors who are not employees of the Company. The Board of Directors does not have a Nominating Committee.

     The functions of the Audit Committee include: review of the scope of audits and the results of such audits; review of accounting policies and adequacy of internal controls; review of the fees paid to, and the scope of services provided by, the independent auditors; and recommending selection of the independent auditors. The members of this Committee are Messrs. Kauffmann, Kearns, Thebault, and Wrenn.

     The Compensation Committee considers and makes recommendations to the Board of Directors with respect to matters relating to executive compensation, and considers and recommends grants under the Company's stock option plans. The members of this Committee are Messrs. Daniels, Kearns, Midha, Thies and Wrenn.

     During the fiscal year ended June 30, 1998, the Board of Directors met eight times, the Audit Committee met one time, and the Compensation Committee met six times.

     In November 1996, the Board of Directors elected to discontinue cash compensation for its non-employee directors and to adopt a Non-Employee Directors Stock Option Plan (the "1996 Plan") effective November 25, 1996.
The 1996 Plan was amended by resolution of the Board of Directors on January 20, 1998, in order to increase the number of shares of Common Stock subject to options available for grant under the 1996 Plan. The 1996 Plan, as amended, shall be administered by the Board or the Compensation Committee established by the Board and provides that the number of shares of Common Stock that may be issued pursuant to options granted under the 1996 Plan shall not exceed in the aggregate 200,000 shares. As of June 30, 1998, there were 160,500 options granted and 148,500 options outstanding under the 1996 Plan. The 1996 Plan was ratified by the Company's stockholders at the Company's Special Meeting in lieu of Annual Meeting of Stockholders held April 6, 1998. Each non-employee director shall be granted options to purchase 24,000 shares of the Company's Common Stock, at the fair market value of the stock on the date of such director's election or appointment to the Board. Directors serving as of November 25, 1996 were granted their options as of such date. The options shall vest in four equal installments over four years. The first installment will be pro-rated for directors appointed to the Board after the date of an annual meeting. The first installment shall vest on the effective date of the grant. Thereafter, on the date of each of the next three annual meetings of stockholders at which elections to the Board are conducted, an installment of 6,000 shares shall vest for each director who is reelected to the Board. In addition, directors receive reimbursement of expenses for attendance at meetings.


                                      5

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of August 31, 1998, regarding stock ownership of management and owners of 5% or more of the Company's Common Stock:

                                                  Beneficial Ownership of
                        Beneficial Ownership of     Class A Convertible
                             Common Stock             Preferred Stock
                      --------------------------  --------------------------
                        Number of    Percent of    Number of     Percent of
                      Shares Owned  Shares Owned  Shares Owned  Shares Owned
                      ------------  ------------  ------------  ------------
Allen & Company,
Incorporated               170,534          6.9%           ---           ---
Allen Holding Inc.
711 Fifth Avenue
New York, NY 10022

Aster S.A.                 583,320(2)(3)   19.1%       166,660          20.0%
3 et 5 rue
Eugene Millon
75015 Paris France

Leslie B. Daniels          372,603(1)(2)(3)13.1%       103,885          12.5%
CAI Advisors & Co.
767 Fifth Avenue
5th Floor
New York, NY 10153

Peter M. Gottsegen         363,603(2)(3)   12.8%       103,885          12.5%
CAI Advisors & Co.
767 Fifth Avenue
5th Floor
New York, NY 10153

GES Investments, S.A.       58,332(2)(3)(4) 2.3%        16,666           2.0%
Avenue Delleur, 18
Brussels, Belgium 1170

Initiative & Finance
Investissement             233,328(2)(3)   8.6%        66,664           8.0%
16 rue Chauveau Lagarde
Paris, France 75008



                                      6

                                                  Beneficial Ownership of
                        Beneficial Ownership of     Class A Convertible
                             Common Stock             Preferred Stock
                      --------------------------  --------------------------
                        Number of    Percent of    Number of     Percent of
                      Shares Owned  Shares Owned  Shares Owned  Shares Owned
                      ------------  ------------  ------------  ------------
Robert A. Mackie, Jr.      179,676          7.3%           ---           ---
18 North Astor Street
Irvington, NY 10533

R.A. Mackie and Co., L.P.   34,718          1.4%           ---           ---
18 North Astor Street
Irvington, NY  10533

Michael F. Price           583,320(2)(3)   19.1%       166,660          20.0%
1180 Larger Cross Road
P.O. Box 434
Far Hills, NJ 07931

Richard J. Schmeelk        363,603(2)(3)   12.8%       103,885          12.5%
CAI Advisors & Co.
767 Fifth Avenue
5th Floor
New York, NY 10153

Melany S. Adamcio              750(1)       (6)            ---           ---

David von Kauffmann         64,332(1)(2)(3) 2.5%        16,666           2.0%

Thomas F. Kearns, Jr.       58,702(2)(3)    2.3%        11,110           1.3%

Taryn L. Kunkel             18,500(1)       (6)            ---           ---

Elizabeth A. Lane, Ph.D.    15,000(1)       (6)            ---           ---

James K. Leslie             69,000(1)       2.7%           ---           ---

Kamal K. Midha,Ph.D.,D.Sc.  18,400(1)(5)    (6)            ---           ---

John J. Thebault, M.D.       9,000(1)       (6)            ---           ---

Roger C. Thies              14,920(1)       (6)            ---           ---

James M. Wilkinson II, Ph.D. 7,000(1)       (6)            ---           ---

Grover C. Wrenn             10,500(1)       (6)            ---           ---


                                      7

                                                  Beneficial Ownership of
                        Beneficial Ownership of     Class A Convertible
                             Common Stock             Preferred Stock
                      --------------------------  --------------------------
                        Number of    Percent of    Number of     Percent of
                      Shares Owned  Shares Owned  Shares Owned  Shares Owned
                      ------------  ------------  ------------  ------------

All directors and officers
as a group (12 persons)    658,707(1)(2)(3)21.4%       131,661          15.8%

--------------------------
(1) Includes shares of stock which directors and officers have exercisable rights to acquire as of or within 60 days of August 31, 1998, through the exercise of options, in the amount of 750 shares for Ms. Adamcio; 9,000 shares for Mr. Daniels; 6,000 shares for Mr. Kauffmann; 18,500 shares for Mrs. Kunkel; 15,000 shares for Dr. Lane; 47,000 shares for Mr. Leslie; 6,000 shares for Dr. Midha; 9,000 shares for Dr. Thebault; 14,920 shares for Mr. Thies; 7,000 shares for Dr. Wilkinson; 10,500 shares for Mr. Wrenn; and 143,670 shares for all directors and officers as a group.
(2) Includes shares for which investors have rights to acquire upon conversion of Class A Convertible Preferred Stock, in the amount of 333,320 shares for Aster S.A.; 207,770 shares for Mr. Daniels; 207,770 for Mr. Gottsegen; 33,332 shares for GES Investments, S.A.; 133,328 shares for Initiative and Finance Investissement; 333,320 for Mr. Price; 207,770 for Mr. Schmeelk; 33,332 shares for Mr. Kauffmann; 22,220 for Mr. Kearns; and 263,322 shares for all directors and officers as a group.
(3) Includes shares for which investors have rights to acquire upon exercise of warrants at $6.00 per share, in the amount of 250,000 shares for Aster S.A.; 155,833 shares for Mr. Daniels; 155,833 shares for Mr. Gottsegen; 25,000 shares for GES Investments, S.A.; 100,000 shares for Initiative and Finance Investissement; 250,000 shares for Mr. Price; 155,833 shares for Mr. Schmeelk; 25,000 shares for Mr. Kauffmann; 16,667 shares for Mr. Kearns; and 197,500 shares for all directors and officers as a group.
(4) Affiliate of Aster S.A. and John J. Thebault, M.D., Director.
(5) Includes 12,400 shares held by Dr. Midha's son.
(6) Less than 1%

     On December 23, 1997, the Company issued 833,300 shares of a newly created Class A Convertible Preferred Stock and warrants to purchase 1,250,000 shares of the Company's Common Stock, and entered into a Registration Rights Agreement and Technology Sharing Agreement in connection therewith, to investors including certain affiliates of Aster.Cephac S.A. and CAI Advisors & Co. (collectively, the "Purchasers"). The securities were issued pursuant to a Preferred Share and Warrant Purchase Agreement dated as of December 4, 1997. Purchasers beneficially own approximately 41% of the Company's voting


                                      8
securities without giving effect to the possible exercise of warrants, or approximately 54% of the Company's voting securities if all the warrants are exercised.

     The Agreement provided for the sale to the Purchasers of a total of 833,300 shares of Class A Convertible Preferred Stock for $4,937,500 or $5.925 per share. The Preferred Stock is convertible at any time into shares of Common Stock at a conversion ratio of one share of Preferred Stock for two shares of Common Stock. The conversion ratio is subject to adjustment under certain circumstances to prevent dilution. In the event of liquidation of the Company, the holders of the shares of Preferred Stock who do not convert their shares into Common Stock are entitled to receive $5.925 per share, prior to any distributions being made to the holders of any other class or series of the Company's capital stock.

     In addition, the Agreement provided for the sale to the Purchasers, for $62,500, of warrants to purchase 1,250,000 shares of Common Stock. The warrants are fully exercisable at $6.00 per share and expire on December 23, 2000.


                             EXECUTIVE OFFICERS

                          Position with the Company    Employed  Officer
Name                 Age  and Principal Occupation       Since    Since
----                 ---  -------------------------    --------  -------
Melany S. Adamcio     44  Vice President Business          1997     1998
                          Development since January
                          1998; Executive Director of
                          Clinical Trials Management
                          from June 1997 to January
                          1998; Director, Clinical
                          Trials Management of PPD
                          Pharmaco International, Inc.
                          from November 1990 to June
                          1997.  Education- Golden Gate
                          University, San Francisco,
                          California; Marywood College,
                          Scranton, Pennsylvania.








                                      9

                          Position with the Company    Employed  Officer
Name                 Age  and Principal Occupation       Since    Since
----                 ---  -------------------------    --------  -------
Taryn L. Kunkel       37  Vice President, Chief Financial  1990     1991
                          Officer and Treasurer since
                          February 1991; Controller from
                          November 1990 to February 1991;
                          and Director of Financial
                          Analysis from July 1990 to
                          November 1990.  Education -
                          M.A.S., Management, The Johns
                          Hopkins University, Baltimore,
                          Maryland 1989; B.S., Accounting
                          (Magna Cum Laude), Loyola
                          College, Baltimore, Maryland
                          1983.  Certified Public
                          Accountant.

Elizabeth A. Lane,    53  Vice President Biopharmaceutics  1988     1992
Ph.D.                     and Regulatory Affairs since
                          May 1992; Director of
                          Pharmacokinetics and Regulatory
                          Affairs from September 1988 to
                          May 1992. Education - Ph.D.,
                          Pharmaceutical Sciences,
                          University of Washington,
                          Seattle, Washington, 1981; B.S.
                          Pharmacy, University of
                          Washington, Seattle,
                          Washington, 1973; B.Pharm.,
                          University of Sydney,
                          Australia, 1965.

James K. Leslie       54  President and Chief Executive    1995     1995
                          Officer since July 1995;
                          Executive Vice President and
                          Chief Operating Officer from
                          June 1995 to July 1995;
                          President and Chief Executive
                          Officer of BioFin, Inc. a
                          start up biotechnology company
                          from July 1993 to June 1995;
                          President and Chief Executive
                          Officer of SICPA Industries of
                          America from 1991 to 1992; and
                          President and Chief Operating
                          Officer of Ecogen, Inc. from


                                      10

                          Position with the Company    Employed  Officer
Name                 Age  and Principal Occupation       Since    Since
----                 ---  -------------------------    --------  -------
James K. Leslie           1988 - 1990.  Education -
(continued)               M.B.A. (with distinction),
                          Harvard Business School,
                          Boston, Massachusetts, 1969;
                          B.Sc., Chemical Engineering
                          (First Class Honors),
                          University of Edinburgh,
                          Edinburgh, Scotland, 1967.

Vernon D. Parker,     51  Vice President Clinical Services 1997     1997
Ph.D.                     since January 1997; Director,     (1)
                          Clinical Pharmacology from 1995
                          to 1997 of Wyeth-Ayerst Research;
                          Associate Director, Clinical
                          Pharmacology from 1990 to 1995,
                          and Assistant Director, Clinical
                          Pharmacology from 1988 to 1990
                          also at Wyeth-Ayerst Research.
                          Education - Ph.D., Clinical
                          Pharmacy with a minor in
                          pharmacology, Purdue University
                          School of Pharmacy, West
                          Lafayette, Indiana, 1983; M.S.,
                          Pharmacology and Physiology,
                          Tuskeagee University School of
                          Veterinary Medicine, Tuskeagee,
                          Alabama, 1976; B.S. Pharm.,
                          Pharmacy with a minor in
                          chemistry, Florida A&M
                          University School of Pharmacy,
                          Tallahassee, Florida, 1970.

James M. Wilkinson    46  Vice President Analytical        1996      1996
II, Ph.D.                 Laboratory Services since
                          July 1996;  Associate Director,
                          Pharmaco International, Inc.,
                          Analytical Laboratory Division
                          from December 1992 to June 1995.
                          Education - Postdoctoral Associate
                          University of Washington, Seattle,
                          Washington, 1979; Ph.D., Organic
                          Chemistry, Duke University, Durham,
                          North Carolina, 1978; B.S.,
                          Chemistry, Virginia Military Institute,
                          Lexington, Virginia, 1974.

                                      11

______________________________________________________________________________
(1)   Dr. Parker joined the Company on January 3, 1997 and resigned effective
      January 30, 1998.


              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on the Company's review of copies of reporting forms received by it, the Company believes that during the fiscal year ended June 30, 1998, all applicable filing requirements were complied with, except Forms 3 were filed late by Ms. Adamcio, Mr. Daniels, Mrs. Duncan, Mr. Kauffmann, Mrs. Kunkel,
Mrs. Martini, Dr. Midha, Dr. Thebault, and Mr. Thies, and two reports on Form
4 were filed late by Mr. Kearns.


                             EXECUTIVE COMPENSATION

     The following table sets forth, for the Company's last three fiscal years, the cash compensation paid or accrued by the Company, as well as certain other compensation paid or accrued for those years, to its Chief
Executive Officer and other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for the fiscal year ended June
30, 1998.

                             SUMMARY COMPENSATION TABLE

                             Annual Compensation       Long-Term   All Other
                      _______________________________  _________   _________
                                                      Compensation
                                                      ____________
                                                       Securities  All Other
Name and              Fiscal Salary Bonus Other Annual Underlying Compensation
Principal Position     Year    ($)   ($)   Comp.($)(1)  Options(#)    ($)(2)
______________________________________________________________________________
James K. Leslie         1998 156,000  7,500     6,000     46,000         -
President, CEO,         1997 150,000      -     6,000     20,000         -
and Director            1996 124,000 87,043     6,000     20,000         -


Melany S. Adamcio (3)   1998  96,500  2,250     5,000     24,000         -
Vice President          1997       -      -         -      3,000         -
Business Development    1996       -      -         -          -         -

Elizabeth A. Lane, Ph.D.1998 104,000  1,500         -     15,000         -
Vice President          1997 100,000      -         -          -         -
Biopharmaceutics        1996  88,000 10,742         -          -         -
and Regulatory Affairs

                                      12

                            Annual Compensation        Long-Term   All Other
                      _______________________________  _________   _________
                                                      Compensation
                                                      ____________
                                                       Securities  All Other
Name and              Fiscal Salary Bonus Other Annual Underlying Compensation
Principal Position     Year    ($)   ($)   Comp.($)(1)  Options(#)    ($)(2)
______________________________________________________________________________
Vernon D. Parker, Ph.D. 1998  61,250      -     2,900          -         -
Vice President     (4)  1997  51,000      -     2,500     12,000     3,600
Clinical                1996       -      -         -          -         -
Evaluation Services

James M. Wilkinson II,  1998 110,240  7,000     6,000     15,000         -
Ph.D.                   1997 106,000      -     6,000     14,000     7,000
Vice President          1996       -      -         -          -         -
Analytical
Laboratory Services

______________________________________________________________________________
(1) Other Annual Compensation includes personal benefits provided by the Company.
(2) Other compensation includes amounts paid for relocation and related expenses.
(3) Ms. Adamcio joined the Company on June 23, 1997 as Executive Director of Clinical Trials Management. She was promoted to Vice President Business Development on January 2, 1998. Her annual salary as Vice President is $98,000.
(4) Dr. Parker joined the Company on January 3, 1997 and resigned effective January 30, 1998. Dr. Parker's annual salary was $105,000, plus other compensation of $5,000.

Severance Agreements

     The Company has severance agreements with Mr. Leslie and Mrs. Kunkel.
The Agreements, which are identical, provide for continuance of their respective annual base salaries for a period of twelve (12) months from the date of termination of employment if such termination occurs at any time during a two (2) year period after a "Significant Transaction" or a "Change of Board Composition" and is for reasons other than "Just Cause", such terms being defined in the Agreements. Upon termination of employment, the Agreements also provide for accelerated vesting of all stock options and the option to extend the exercise period of such options. The Agreements were effective April 22, 1997. As of June 30, 1998 benefits payable would be approximately $156,000 for Mr. Leslie and approximately $90,500 for Mrs. Kunkel.


                                      13

Stock Option Grants

     The following table sets forth information concerning the grant of stock options under the Company's 1996 Incentive Stock Option Plan during fiscal 1998 to the executive officers named in the Summary Compensation Table.


                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                        % of Total
                                        Options
                                        Granted to    Exercise or
                       Options          Employees in  Base Price    Expiration
Name                   Granted (#)(1)   Fiscal Year   ($/share)     Date
____                   ______________   ____________  ___________   __________
James K. Leslie               16,000         10.5%       $3.3375     10/27/07
                              30,000         19.7%       $7.42       04/06/08

Melany S. Adamcio              9,000          5.9%       $5.125      01/20/08
                              15,000          9.8%       $7.42       04/06/08

Elizabeth A. Lane, Ph.D.      15,000          9.8%       $7.42       04/06/08

James M. Wilkinson II, Ph.D.  15,000          9.8%       $7.42       04/06/08

_____________________________________________________________________________
(1)  All options were granted under the 1996 Incentive Stock Option Plan.
     All options vest over a four year period from the date of grant and all options expire ten years from the date of grant, if not exercised earlier. Material terms of the options are set forth under the caption "Incentive Stock Option Plans."


Stock Option Exercises and Holdings

     The following table sets forth information related to the number and value of options held by four of the Company's executive officers. No options were exercised by these individuals during the fiscal year ended June 30, 1998.






                                      14

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION VALUES

                                                              Value of
                                            Number of        Unexercised
                                           Unexercised       In-the-Money
                        Shares     ($)      Options at        Options at
                       Acquired   Value      FY-End(#)       FY-End($)(1)
Name                 in Exercise Realized  Exer.  Unexer.    Exer.   Unexer.
____                 ___________ ________ ______  _______   ______   ________
                                            (2)     (3)       (2)      (3)
James K. Leslie           ---      ---    33,000   77,000   $53,614   $58,289

Melany S. Adamcio         ---      ---       750   26,250    $1,603    $4,809

Elizabeth A. Lane,
Ph.D.                     ---      ---    15,000   15,000    $7,875       ---

James M. Wilkinson II,
Ph.D.                     ---      ---     3,500   25,500    $5,574   $16,721

_____________________________________________________________________________
(1) Not all of the options granted and outstanding are in-the-money at June 30, 1998. At June 30, 1998, the fair market value of the shares underlying the options was $3.9375.
(2)  Exercisable
(3)  Unexercisable

Incentive Stock Option Plans

     The Company's Incentive Stock Option Plan (the "ISO Plan") was adopted by the Board of Directors on September 9, 1985, and approved by stockholders on November 14, 1985. The ISO Plan permits the Company to grant options to purchase up to an aggregate of 340,000 shares of its Common Stock to key employees of the Company. As of June 30, 1998, an aggregate of 96,600 shares of Common Stock were subject to options granted under the ISO Plan. By its terms, the ISO Plan expired in September 1995.

     The ISO Plan had a ten-year term, subject to earlier termination by the Board of Directors, and was administered by the Compensation Committee of the Board of Directors. Under the ISO Plan, options were granted to selected key employees of the Company. Approximately 100 employees were eligible for option grants. Subject to the terms and conditions of the ISO Plan, the Committee selected optionees and determined the number of shares to be granted, the option prices, the term of each option, and the terms and conditions of stock option agreements. Payment of the option price is made, as specified in the option agreement, either in cash at the time of exercise

                                      15
or, at the discretion of the Board of Directors or Committee, (i) by delivery of shares of the Company's Common Stock, valued as of the option exercise date, (ii) according to a deferred payment or other arrangement or (iii) in any other form of payment acceptable to the Board of Directors or Committee in its discretion, either at the time of grant or exercise of the option.

     Options granted under the ISO Plan are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code. The exercise price of options granted under the ISO Plan may not be less than 100% of the fair market value of the Common Stock at the time of the grant, or 110% of the fair market value of the Common Stock at the time of the grant in the case of a key employee who holds more than 10% of the combined voting power of the Common Stock as of the date of the grant. The term of any option granted under the ISO Plan may not exceed ten years, or five years in the case of a key employee who holds more than 10% of the combined voting power of the Common Stock as of the date of grant.

     Options granted under the ISO Plan are non-assignable and may be exercised, except in the case of death, only by the option holder. Options terminate ninety days after termination of employment, except by reason of death or total and permanent disability.

     The Board of Directors may alter, suspend or amend the ISO Plan at any time. However, no such action by the Board of Directors shall affect any option theretofore granted under the ISO Plan without the consent of the option holder so affected. In addition, no such action by the Board of Directors may, without stockholder approval (except pursuant to the anti-dilution provisions of the ISO Plan), increase the number of shares reserved for options under the ISO Plan, materially modify the requirements as to eligibility for participation in the ISO Plan, or materially increase the benefits accruing to participants under the ISO Plan.

     An optionee recognizes no taxable income at the time a stock option is granted or exercised under the ISO Plan. However, the excess of the fair market value of the shares received on the date of exercise (or six months after the date of exercise, in the case of an optionee subject to Section 16(b) of the Securities Exchange Act of 1934) over the exercise price is taken into account in determining whether he is subject to the alternative minimum tax. Assuming compliance with applicable holding period requirements, an optionee realizes long-term capital gain or loss when he disposes of his shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the optionee disposes of shares acquired by the exercise of the option before the expiration of at least one year from the date of exercise and two years from the date of grant of the option, any amount realized from such disqualifying disposition is generally taxable as ordinary income in the year of disposition to the extent that the lesser of (i) fair market value on the date the option was exercised or (ii) the amount realized upon such disposition, exceeds the exercise price.


                                      16

Any amount realized in excess of fair market value on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss is treated as long or short-term capital loss, depending upon the holding period of the shares.

     No deduction is allowed to the Company for federal income tax purposes at the time of grant or exercise of an option under the ISO Plan. In the event of a disqualifying disposition by an optionee, the Company is entitled to a deduction for the amount taxable to the optionee as ordinary income.

     The Company also has an 1996 Incentive Stock Option Plan effective as of January 31, 1996 (the "1996 ISO Plan") which was adopted by the Board of Directors on October 10, 1996 and approved by the stockholders on November 25, 1996. The provisions of the 1996 ISO Plan and the tax consequences thereunder are virtually identical to those of the ISO Plan. The 1996 ISO Plan permits the Company to grant options to purchase up to an aggregate of 300,000 shares of its Common Stock to key employees of the Company. As of June 30, 1998, 217,605 shares of the Company's Common Stock were subject to options granted under the 1996 ISO Plan.

                                  ITEM TWO

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Board of Directors desires to obtain from the stockholders their approval of the Board of Directors' actions in appointing
PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.), Certified Public Accountants, as independent auditors of the Company for the fiscal year ending June 30, 1999.

     PricewaterhouseCoopers has served the Company in such capacity since January 1992. The Company has been informed that neither
PricewaterhouseCoopers nor any of its partners has any direct financial interest or any material indirect financial interest in the Company and during the past three years has had no connection therewith in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     A representative of PricewaterhouseCoopers is expected to be present at the Meeting with the opportunity to make a statement, if such representative so desires, and to be available to respond to appropriate questions.

     The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP.





                                      17

                           DEADLINE FOR SUBMITTING
                            STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 1999 must be received in writing by the Company on or before July 1, 1999. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission. After September 15, 1999, notice of a shareholder proposal submitted outside the processes of Rule 14a-8 promulgated by the Securities and Exchange Commission is considered untimely.


                             REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as filed with the Securities and Exchange Commission is enclosed herewith. Additional copies are available to shareholders without charge on written request directed to Taryn L. Kunkel, Secretary, PharmaKinetics Laboratories, Inc., 302 West Fayette Street, Baltimore, Maryland 21201.


                               OTHER MATTERS

     Management knows of no other business to be presented for action at the Meeting, but if any other business should properly come before the Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder in their discretion.


                                         By Order of the Board of Directors,

                                         /s/ Taryn L. Kunkel
                                         ___________________
                                         Taryn L. Kunkel
                                         Secretary


October 30, 1998












                                      18

                                    PROXY

                        PHARMAKINETICS LABORATORIES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 30, 1998

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James K. Leslie and Taryn L. Kunkel, or either of them as attorney or attorneys-in-fact of the undersigned, with full power of substitution, in them and in each of them, to vote in the name, place and stead of the undersigned, in the manner indicated herein, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of PharmaKinetics Laboratories, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of PharmaKinetics Laboratories, Inc. to be held on November 30, 1998 at 2:00 p.m., local time, at the offices of the Company located at 302 West Fayette Street, Baltimore, Maryland 21201, or at any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this proxy will be voted FOR Proposal Two, and FOR all of the nominees for director named on the reverse. The Board of Directors recommends a vote FOR all of the nominees for director and FOR Proposal Two set forth on the reverse.

                (Continued and to be signed on reverse side)
______________________________________________________________________________
                        Please date, sign and mail your
                      proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                       PHARMAKINETICS LABORATORIES, INC.

                             November 30, 1998

__X__ Please mark your votes as in this example.

ITEM 1

To elect directors (for all of the following nominees except as marked to the contrary):
     Thomas F. Kearns, Jr., James K. Leslie,
     Roger C. Thies, and Grover C. Wrenn

____ FOR all nominees, except as indicated

____ Withhold authority for all nominees

To withhold authority for any individual nominee(s), write the nominee(s) name(s) below:
______________________________________________________________________________

ITEM 2

To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending June 30, 1999.

____ FOR       ____ AGAINST       ____ ABSTAIN


ITEM 3

In their discretion, to act upon any other matter that may properly come before the meeting or any adjournment thereof.

Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for the meeting described in this proxy.


SIGNATURE(S): ___________________________   DATED: _________________ 1998

Note: Proxy must be signed exactly as the name appears herein. Please mark, sign, date and return this proxy promptly using the enclosed envelope. If signing for a trust, estate, corporation, or other entity, please state your title or the capacity in which you are signing. If shares are held jointly, each joint owner should personally sign.


